AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                       MID-ATLANTIC MEDICAL SERVICES, INC.

                                   ("SELLER")

                                       AND

                           BERKELEY INVESTMENTS, INC.

                                  ("PURCHASER")





                                 July 10, 1998




                        Property: 2301 Research Boulevard
                               Rockville, Maryland

                                                        -6-
WAS:44761.5/74550-95525
                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into as of the 10th day of July ,1998, by and between MID-ATLANTIC MEDICAL SERVICES, INC., a Delaware corporation (hereinafter referred to as "Seller") and BERKELEY INVESTMENTS, INC., a Massachusetts corporation, its successors and assigns (hereinafter referred to as "Purchaser").

                                 R E C I T A L S

         A. Seller is the owner in fee simple of that certain property located at 2301 Research Boulevard, Rockville, Montgomery County, Maryland, more particularly described in Exhibit A attached hereto and incorporated herein by reference containing approximately 5.19 acres of land, together with all easements, licenses, covenants and other rights appurtenant to said Property (as hereinafter defined), and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of, abutting or adjoining said Property and to the center line thereof (the "Land"), one (1) building containing in the aggregate approximately 93,746 net rentable square feet, and other improvements located thereon (the "Improvements"), together with all of the following tangible and intangible property, if any (the "Personalty"):

                  (i) any and all fixtures, equipment and other personal property and replacements thereof, which are now, or may hereafter prior to the Closing Date (as herein defined) which are owned by Seller and are placed in, attached to and used in connection with the management, operation, maintenance or repair of the Property (as herein defined) (but expressly excluding all items located in the computer room which Seller agrees to remove prior to the Closing Date (as hereinafter defined));

                  (ii) to the extent they may be transferred under applicable law, all licenses, permits, approvals, certificates of occupancy and other approvals necessary for the current use and operation of the Property, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property, if any (collectively "Permits");

                  (iii) the TAMKO roof warranty and any other warranties of which Seller becomes aware issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

                  (iv) all transferable development rights related to the Property;
                  (v) any and all architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Land or the Improvements to the extent available to Seller, which consist of those items which Seller has provided to Purchaser pursuant to that certain letter dated May 4, 1998 (the "May 4 Letter") or which subsequently become available to Seller.

The Land, the Improvements and the Personalty are collectively referred to herein as the "Property."
         B. Purchaser desires to purchase the Property from Seller and Seller desires to sell, transfer and assign the same to Purchaser.

         NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                            Incorporation of Recitals

         1.1 Incorporation of Recitals. The foregoing recitals are incorporated into this Agreement as if fully set forth herein.


                                   ARTICLE II
                                Purchase and Sale

         2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from Seller the Property upon the terms and conditions herein set forth.


                                   ARTICLE III
                                 Purchase Price

         3.1 Purchase Price. The purchase price for the Property shall be Nine Million Three Hundred Sixty Thousand and No/100 Dollars ($9,360,000.00) (the "Purchase Price"). The Purchase Price shall be payable at Closing in immediately available funds.


                                   ARTICLE IV
                                     Deposit

         4.1 Initial Deposit. Upon full execution and delivery hereof, Purchaser shall deposit One Hundred Thousand and No/100 Dollars ($100,000.00) (the
"Initial Deposit") with Lawyers Title Insurance Company, c/o Lerch, Early & Brewer, 3 Bethesda Metro Center, Suite 380, Bethesda, Maryland 20814, Attention:
Robert Brewer, Esq. (the "Escrow Agent") in the form of cash, or a check payable to the order of Escrow Agent, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof.

         4.2 Second Deposit. In the event Purchaser has not given or is not deemed to have given a Termination Notice (as defined in Section 7.2 below) to Seller on or before the end of the Feasibility Period as provided in Section 7.2 below, Purchaser, on or before the last day of the Feasibility Period (as defined in Section 7.2 below) shall increase the Initial Deposit by One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the "Second Deposit") to an aggregate of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the Initial Deposit and the Second Deposit, if paid, are hereinafter referred to as the "Deposit").

         4.3 Application Upon Default. The Deposit shall be held by Escrow Agent and, if in the form of cash, shall be invested in short term obligations of the United States Government and shall be directed by Purchaser and shall include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser's and Seller's tax identification or social security numbers are set forth below their signatures. The Deposit shall be held by the Escrow Agent until (i) Closing (as defined in Article 5) occurs under this Agreement, in which event the Deposit shall be paid to Seller as a credit to the Purchase Price, or (ii) this Agreement has been terminated (for reasons other than default of Purchaser hereunder), in which event the Deposit will be returned to Purchaser; provided, however, that if termination of this Agreement is due to Purchaser's default under any provision hereof, the Deposit shall be delivered promptly to Seller as full, complete and liquidated damages whereupon Purchaser shall be relieved of all liability under this Agreement.

         4.4 Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in
Section 17.18.


                                    ARTICLE V
                                     Closing

         5.1 Closing. Subject to the conditions set forth in this Agreement, the closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Bingham Dana LLP, 1200 Nineteenth Street, N.W., Suite 400, Washington, D.C. 20036, or at such other place agreed to by Seller and Purchaser, on or before thirty (30) days after the expiration of the Feasibility Period (as hereinafter defined), or on such earlier date as Purchaser may elect. The date of Closing is referred to in this Agreement as the "Closing Date."


                                   ARTICLE VI
                          Prorations and Closing Costs

All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted as follows:

         6.1 Prorations. Except as otherwise set forth herein, all items to be prorated pursuant to this Article 6 shall be prorated as of midnight of the day immediately preceding the Closing Date (except that if the Purchase Price is not disbursed to or for the benefit of Seller on or before 4:00 p.m. local time on the Closing Date, such adjustments shall be made as of the date of such disbursement of the Purchase Price unless prior to 4:00 p.m. local time on the Closing Date Purchaser wires the Purchase Price to the Title Company to be held in escrow pending settlement and the interest earned on such proceeds is paid to Seller), with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

                  6.1.1 Taxes. Real estate and personal property taxes and assessments for the year in which Closing is held shall be prorated on the basis of a three hundred sixty-five (365) day year (with such real estate taxes to be adjusted according to the Certificate of Taxes issued by the appropriate authorities of the appropriate jurisdiction); but assessments for improvements, if any, completed prior to the date of Closing hereunder, whether assessment therefor has been levied or not, shall be paid by Seller or allowance made therefor at the time of Closing. If, at the time of Closing, the Property or any part thereof shall be or shall have been affected by assessments which are or may become payable in annual installments or are then a charge or lien (such as, but not limited to, front foot benefit charges), then for the purposes of this Agreement all the unpaid installments of such assessments, including those which are to become due and payable after Closing, shall be considered to be due and payable and to be liens upon the Property, and shall be paid and discharged by Seller at Closing.

                  6.1.2 Insurance. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall cancel all of its existing policies as of the Closing Date. Purchaser shall be obligated (at its own election) to obtain any replacement policies.

                  6.1.3 Utilities. Prior to Closing, Purchaser and Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and direct that all future billings be made to Purchaser or its designee, at a specified address, with no interruption of service.

                  6.1.4 Operating Costs. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall attempt to have all utility meters read as of the Closing Date. The Escrow Agent shall retain a reasonable escrow from the funds due Seller from which all utilities and servicing bills through Closing shall be paid. Seller shall promptly pay the difference between the amount of such bills and the amount held in escrow. Such obligation shall survive Closing. Seller shall further attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date. Seller and Purchaser shall cause all utility services to be placed in Purchaser's name as of the Closing Date.

                  6.1.5 Rents. Seller hereby represents to Purchaser that there are no leases, subleases, franchises, licenses, occupancy agreements or other agreements, demising space in or otherwise similarly affecting or relating to the Improvements or Land (collectively "Leases") and therefore, there will be no pro-rations of rental payments at Closing.

                  6.1.6    Security Deposits.
                  Based on Seller's representations that there are no Leases affecting the Property, there shall be no transfer of or credit for any security deposits under Leases.

                  6.1.7   Leasing/Brokerage   Commissions.   Based  on  Seller's
         representation that there are no Leases affecting the Property, there shall be no pro-ration of any leasing/brokerage commission amounts.

         6.2 Closing Costs. All transfer and recordation taxes and expenses, and any state or county documentary stamps or transfer taxes on the deed, and escrow fees, shall be shared equally by Seller and Purchaser. Each party shall be responsible for its own attorney's fees. Expenses for the examination of title, title insurance premiums, survey tax certificates, notary fees and all other costs not specifically mentioned herein, shall be paid by Purchaser.


                                   ARTICLE VII
               Purchaser's Right of Inspection; Feasibility Period

         7.1 Purchaser's Right of Inspection. Purchaser and/or its designees shall have the right, upon reasonable notice to Seller, at its own risk, cost and expense, during normal business hours and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter upon the Property for the purpose of making surveys or other tests, test borings, inspections, investigations, architectural, economic, financial, environmental and other studies of the Property as Purchaser may deem desirable; provided, however, that such access shall be subject to the Leases. Specifically, Purchaser shall have the right to cause a Phase I and, if warranted or desirable, a Phase II Environmental Study of the Property to be performed during the Feasibility Period. Such entry shall not unreasonably interfere with the tenants or management of the Property. In the event of any damage to the Property as a result of Purchaser's due diligence review, Purchaser agrees to restore the Property to substantially the same condition as existed prior to such damage immediately upon expiration of the Feasibility Period. Purchaser shall indemnify and hold Seller harmless for all reasonable costs and expenses incurred by Seller in connection with any loss or damage (including any property damage or personal liability) to the Property (or to a tenant's property) resulting from Purchaser's entry onto the Property.

         7.2 Feasibility Period. The feasibility period shall be deemed to have commenced on May 8, 1998 and shall terminate on May 29, 1998. In the event Purchaser gives Seller written notification (the "Termination Notice"), on or before expiration of the "Feasibility Period" (time being of the essence), that Purchaser elects not to consummate the purchase of the Property in accordance with this Agreement, then Purchaser and Seller acknowledge and agree that this Agreement shall be conclusively deemed to be terminated and this Agreement shall be of no further force and effect. The Purchaser shall have the absolute right, in its sole, absolute and nonreviewable discretion, to determine whether to give the Termination Notice. In the event the Termination Notice is given, the Deposit shall be promptly returned to Purchaser and neither party shall have further liability to the other under this Agreement. If Purchaser elects not to, or fails timely to, give the Termination Notice, but Purchaser nonetheless does not post the Second Deposit with the Escrow Agent prior to the end of the Feasibility Period as provided for in Section 4.2, then the Termination Notice shall be deemed given, this Agreement shall terminate, the Deposit shall be promptly returned to Purchaser and neither party shall have further liability to the other under this Agreement. Purchaser may shorten the Feasibility Period by providing Seller written notice of the date on which the Feasibility Period shall end. This Agreement shall not terminate upon the expiration of the Feasibility Period if, prior to the expiration of the Feasibility Period, Purchaser has (i) posted the Second Deposit with the Escrow Agent and (ii) provided notice to Seller that it intends to proceed to Closing in accordance with the terms and conditions of this Agreement.

Seller has delivered to Purchaser (a) a copy of the most current title commitment (including recorded exceptions) and survey for the Property and (b) copies of the documents and items listed on Exhibit B attached hereto and incorporated herein. In addition, Seller shall provide Purchaser with such other reasonable documentation, agreements and other information to the extent readily available and in the possession of Seller related to the ownership, use and operation of the Property as Purchaser reasonably requests. In the event the transaction contemplated by this Agreement is not consummated for any reason, Purchaser agrees that it shall promptly return to Seller and instruct its representatives, consultants, attorneys, and prospective investors and brokers to return to Seller, all copies and originals of the materials provided pursuant to this Section; provided, however, that the foregoing obligation shall cease to apply to Purchaser upon the Closing of the purchase and sale contemplated by this Agreement.

         7.4 Continued Right to Access. In the event Purchaser does not terminate this Agreement as provided in this Article 7 during the Feasibility Period, Purchaser and/or its designees shall have the continued right through the Closing Date to examine and review all such data and financial information, inspect the premises, survey and make other tests and analyses as it deems necessary or desirable, subject to the indemnity provisions of Section 7.1 above.

                                  ARTICLE VIII
                                      Title

         8.1 Title. Title to the Land and Improvements shall, as a condition of Closing, be indefeasible, merchantable and marketable, good of record and in fact, and insurable without exception at standard rates by a title insurance company selected by Purchaser (the "Title Company"), free of all encumbrances, liens, judgments, tenancies and covenants, excepting only the following permitted exceptions ("Permitted Exceptions") (i) the lien of real estate taxes and special assessments not yet due and payable and (ii) such other matters as are set forth in Exhibit C attached hereto and made a part hereof.

         8.2 Commitment. Purchaser shall promptly order a title insurance commitment (1987 ALTA Form "B" or the equivalent) (the "Commitment") issued by a national company chosen by Purchaser (the "Title Company") agreeing to issue to Purchaser upon recording of the Deed (as hereinafter defined), an owner's policy of title insurance ("Title Policy") in the amount of the Purchase Price. Said Commitment shall agree to insure the proposed title of the Purchaser to the Property without any exception for creditor's rights, subject only to the Permitted Exceptions, and such other title exceptions as Purchaser has agreed to accept or is deemed to have accepted pursuant to this Agreement.

         8.3 Title Defects. If the Seller cannot convey title as aforesaid due to a title encumbrance not willfully caused by any action or inaction of the Seller, at the option of the Purchaser, this Agreement may be terminated within three (3) business days after the outside date for the Closing set forth in
Article 5, unless the title defect(s) can be readily remedied by legal or other action. If legal or other action is necessary to cure title defects not caused by any act or inaction of Seller, Seller may promptly take such action at its own expense whereupon the time for Closing shall be extended for up to sixty
(60) days. In the event such title encumbrance is not cured within said additional sixty (60) days or Seller notifies Purchaser in writing that it elected not to cure such title encumbrance, the Purchaser shall have the option, to be elected within ten (10) days after expiration of such sixty (60) day period or Purchaser's receipt of Seller's notice of election not to cure to (i) terminate this Agreement in which event the Escrow Agent shall deliver the Deposit to Purchaser, or (ii) purchase the Property without reduction in purchase price. Notwithstanding the foregoing, in the event such title encumbrance results from a matter willfully caused by Seller, Seller must take affirmative action to cure such title encumbrance and the failure of Seller to do so shall constitute a breach of this Agreement.

         8.4 Creation of Encumbrances. Seller covenants and agrees not to hereafter create or consent to the imposition of any lien, lease, easement, restriction, covenant, condition or other encumbrance upon the Property which would be binding upon Purchaser or the Property following the Closing without, in each instance, the prior written consent of Purchaser.

         8.5 Affidavits. Upon request by Purchaser, Seller shall execute such affidavits, indemnities, and other similar type instruments as are required reasonably by Title Company for the elimination of any standard or printed exceptions in Purchaser's final Title Policy, including, without limitation, the exception for unfiled mechanics' liens and parties in possession provided same are at no cost or expense to Seller (but expressly recognizing that Seller may incur liability as a result of execution of such documents).

         8.6 Survey. Promptly after execution of this Agreement by both parties, Purchaser may, at Purchaser's expense, order a current certified survey of the Property ("Survey") prepared by West Consulting Group, Inc. (the "Surveyor") that satisfies the "1997 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted by ALTA and ACSM and that meets the accuracy requirements of a Class A Survey, as defined therein. If the Survey shall not confirm that (a) the Property consists of an integral land area with no slivers, strips, vacancies or gores, and that the Property has no voids or lapses in the description thereof, (b) the Property is contiguous to and continuously abutting the boundary of all public streets adjacent thereto and any alleys abutting the Property, (c) there are no encroachments onto the Property, and (d) the improvements on the Property do not encroach onto adjoining lands (any one or more of the foregoing being collectively referred to as an "Unsatisfied Condition"), then Purchaser shall by written notice given to Seller on or before the expiration of the Feasibility Period, specify the nature of the Unsatisfied Condition, enclosing a copy of the Survey therewith. Seller may, at its sole option, elect to take such action at its own expense as reasonably may be necessary to remedy the Unsatisfied Condition within thirty
(30) calendar days from the date of Seller's notice. If Seller does not elect to remedy any Unsatisfied Condition or, once having elected to do so, is unable to remedy the Unsatisfied Condition within the said thirty (30) day period, then Seller shall notify Purchaser within five (5) business days thereafter whereupon Purchaser shall have the right, exercisable by written notice given to Seller within three (3) business days after receipt of Seller's notice, to elect (i) to terminate this Agreement in which event, if the Unsatisfied Condition is one that was not shown on the prior as built survey delivered by Seller to Purchaser in accordance with Section 7.3 herein and the Escrow Agent shall deliver the Deposit to Purchaser, or (ii) to agree to accept the Property with all of the Unsatisfied Conditions that Seller has elected not to remedy or has been unable to remedy without adjustment in the Purchase Price.

                                   ARTICLE IX
                  Representations and Warranties of The Seller

Seller hereby represents and covenants to Purchaser that each of the following representations and warranties is true and correct as of the date of execution of this Agreement and shall be true and correct as of the Closing Date.

         9.1 Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder has been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Seller. The execution of this Agreement by Seller, and the consummation of the transaction described herein, does not and will not cause Seller to be in violation of any law, ordinance, order or requirement or of any agreement or contract to which Seller is a party. The undersigned individual(s) is authorized to sign on behalf of the Seller, and no additional signatures are required to bind Seller.

         9.2 Legal Action Against Seller. To the best of Seller's actual knowledge without independent investigation or inquiry, there are no judgments, orders, or decrees of any kind against Seller unpaid or unsatisfied of record, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency relating to the Property which would adversely affect the Property for its present use or adversely affect the performance by Seller of its obligations and agreements hereunder.

         9.3 Bankruptcy or Debt of Seller. Seller is not in the hands of a receiver and has not committed an act of bankruptcy.

         9.4 Compliance with Existing Law. Seller has not received notice of any violations of any law, municipal or other governmental ordinances, including zoning ordinances and regulations, orders, rules, regulations or requirements, or of any restrictive covenants against or affecting the Property, or any part thereof.

         9.5 Condemnation. To the best of Seller's actual knowledge without independent investigation or inquiry, there are no pending or contemplated condemnation proceedings affecting the Property, or any part thereof nor is Seller aware of any such contemplated proceedings. To the best of Seller's actual knowledge without independent investigation or inquiry, Seller has not made any commitment to any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit or any subdivision thereof, having jurisdiction over the property or the use or improvement thereto ("Governmental Authority") or to any homeowner or homeowners' association, or to any third party to dedicate or grant any portion of the Property for roads, easements, rights-of-way, park lands or for any other public purposes, to construct any recreational facilities, to impose any restrictions or incur any other expense or obligation relating to the Property.

         9.6      The Property.   [Intentionally Deleted]

         9.7 Liens. There are no mechanics' liens against the Property; no claims for labor, services, profit or material furnished for constructing, repairing or improving the same, nor does Seller anticipate any such claims, except in the normal course of Seller's business, which will be paid as of the Closing Date or for which the Purchase Price shall be adjusted at Closing; no liens or conditional sales contracts have been filed; and no petitions, actions or suits to establish or enforce any such liens have been filed, nor has Seller received any notice of any intention to do so.

         9.8      Environmental Matters.

                  9.8.1 Representations and Warranties. Seller has neither ordered, received nor possesses any other environmental reports other than those listed in Exhibit E, copies of which have been delivered to Purchaser. In addition, Seller has not received any written notice indicating a violation of any statutory or judicial, federal, state or local environmental law or regulation which affects the Property (collectively "Environmental Laws"). Except as otherwise provided in this Agreement, Seller makes no representation or warranty regarding environmental matters.

         9.9 Leases. Seller represents and warrants to Purchaser that there are no Leases affecting the Property.

         9.10 Outstanding Contracts. As of the Closing Date, any service, supply, security, management and maintenance contracts (if any) held by Seller with respect to the Property and its mechanical equipment, elevators and other elements (collectively "Contracts") with respect to the Property shall be terminated by Seller at Seller's sole cost and expense.

         9.11 Insurance. Seller has in full force and effect fire, extended risk and liability insurance policies covering the Property. Seller shall maintain such insurance through the Closing Date. To the best of Seller's knowledge, Seller has not received from any insurance company carrying insurance or that has carried insurance on the Property any notice of defect or inadequacy in connection with the Property or its operation.

         9.12 Employees of Seller. Purchaser shall not have any obligation to continue to employ any persons presently employed by Seller at the Property.

         9.13 Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

         Each reference in this Agreement to Seller's "knowledge," "actual knowledge," "best of knowledge" or the like, or reflecting receipt of written notice by Seller shall be deemed to mean the actual knowledge of, or receipt of actual notice by Robert Foss, who Seller represents is the Chief Financial Officer of Seller and the individual responsible for the sale of the Property, without any duty of inquiry or investigation in connection therewith.

                                    ARTICLE X
                       Additional Conditions to Settlement

The obligation of Purchaser to purchase the Property and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to the following conditions:

         10.1 Carry On Business. Seller will carry on the business of the Property in the ordinary course and in a good and diligent manner consistent with prior practice through the Closing Date.

         10.2 Maintenance of Property. The Property shall be maintained and shall be in good operating condition and repair, normal wear and tear excepted and in compliance with applicable law.

         10.3 Damage, Destruction or Loss. There shall have been no damage, destruction or loss (whether or not covered by insurance), and no other event or condition not existing on the date of the termination of the Feasibility Period shall have occurred or shall exist, as the case may be, which materially and adversely affects the zoning, entitlements or development rights attendant to the Property or the construction thereon of improvements to the full extent as permitted under current zoning.

10.4     Leases.
                  (a) There shall be no Leases affecting the Property except as may be expressly approved by Purchaser pursuant to Section 10.4(b) below.

                  (b) From and after the Effective Date of this Agreement, Seller hereby agrees that it will not enter into any new Lease or renew, extend, terminate or modify any of same, if any, or contracts pertaining to the Property unless such action shall first be approved in writing by the Purchaser which such approval shall not be unreasonably conditioned, withheld or delayed after receipt of information about lease terms and conditions and full credit information about the proposed tenant. In addition, Seller agrees to allow the Purchaser to perform certain pre-leasing activities with respect to the Property, including entering onto the Property with potential tenants. At Purchaser's request, Seller, as landlord, agrees to execute any leases for the Property which leases may be contingent on Purchaser's closing hereunder; provided, however, that Purchaser agrees to promptly pay any third party costs (including reasonable attorneys' fees) actually incurred by Seller in connection with the review of any documents relating to any such leases.

         10.5 Assignment and Transfer. Seller agrees that it will, upon reasonable notice and from time to time after the Closing Date, upon request of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assignment, transfer and granting of the Property to Purchaser, its successors or assigns, but nothing herein shall obligate Seller to incur any liability beyond that set forth elsewhere in this Agreement.

         10.6  Closing  Deliveries.   Seller  shall  provide  the  following  to
Purchaser at Closing and the delivery of such shall be a condition precedent to Purchaser's obligation to perform under this Agreement:

                  10.6.1 Possession. Full, complete and actual possession of the Property to Purchaser on the Closing Date, free of all tenants and occupants whatsoever except for those tenants identified in Exhibit D;

                  10.6.2 Deed. A special warranty deed in recordable form properly executed by Seller conveying to Purchaser the Land and Improvements described on Exhibit A in fee simple subject only to the Permitted Exceptions, in the form attached hereto as Exhibit F;

                  10.6.3 Bill of Sale. A bill of sale for all Personalty in the form attached hereto as Exhibit G;

                  10.6.4 Books and Records. The original books, records, files, plans and specifications and other materials in Seller's possession necessary to the continuity of operation of the Property as set forth in the May 4 Letter, together with such additional items as become available to Seller;

                  10.6.5 Certificates of Occupancy. All original certificates of occupancy relating to the Property to the extent in Seller's possession;

                  10.6.6 Plans and Specifications. All original as-built plans and specifications relating to the Property to the extent in Seller's possession;

                  10.6.7 Assignment. An assignment of all Permits, certificates and authorizations relating to the Property, in the form attached hereto as Exhibit G;

                  10.6.8 Keys. All keys to the Improvements which delivery shall comprise at least one full set of keys;

                  10.6.9 Reaffirmation of Representations and Warranties. A certificate reaffirming all representations and warranties of Seller set forth in Section 9 hereof in the form attached hereto as Exhibit I; and

                  10.6.10 Rights Under Permitted Exceptions. If requested by Purchaser, a fully executed assignment of Seller's rights under any of the Permitted Exceptions, to the extent such rights are assignable.

                  10.6.11 Other Consents, Approvals, Etc. Such other consents, approvals, affidavits, estoppel certificates and other instruments and documents as may be reasonably required by Purchaser or the Title Company prior to Closing, including, without limitation, the standard form affidavit required by the Title Company in order to remove all standard title exceptions and mechanics' liens except the leases. Such affidavits, indemnities and other similar type instruments as may be requested pursuant to Section 8.5 hereof.

         10.7 Bills and Claims. All bills and claims for labor performed and materials furnished to Seller for the benefit of the Property during the period preceding the Closing Date shall be paid in full at or prior to Closing, and there shall be no mechanics' or materialmen's liens (whether or not perfected) on or affecting Seller's interest in the Property at the Closing Date.


                                   ARTICLE XI
                   Representations and Warranties of Purchaser

Purchaser warrants and represent to Seller as follows:

         11.1 Authority. Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of the State of Massachusetts and at Closing shall be authorized to transact business in Maryland. Purchaser has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser. The execution of this Agreement by Purchaser, and the consummation of the transaction described herein, does not and will not cause Purchaser to be in violation of any law, ordinance, order or requirement or of any agreement or contract to which Purchaser is a party.

         11.2 Legal Action Against Purchaser. There are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record which would adversely affect the Closing hereunder, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency.

         11.3 Bankruptcy or Debt of Purchaser. Purchaser is not in the hands of a receiver and has not committed an act of bankruptcy.

         11.4 Binding on Purchaser. The execution and delivery of this Agreement by the Purchaser and the consummation of the transaction contemplated hereby will be binding upon Purchaser. The undersigned individual(s) is authorized to sign on behalf of Purchaser and no additional signatures are required to bind Purchaser.


                                   ARTICLE XII
                                  Risk of Loss

         12.      Risk of Loss.

         12.1 Materially Damaged Improvements. If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth below), Purchaser shall have the right, exercisable by giving written notice to Seller within twenty-one (21) business days after receiving written notice of such damage or destruction from Seller (and the Closing shall be extended to afford Purchaser such twenty-one (21) business day period), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price and receive an assignment of all Seller's right to any insurance proceeds (including any rental abatement proceeds) payable by reason of such damage or destruction, together with a credit equal to the amount of any deductible with respect to said insurance. A failure by Purchaser to notify Seller in writing within such twenty-one (21) business day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to elect) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser's prior written consent.

                  12.2 Non-Materially Damaged Improvements. If prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then current condition and proceed with the Closing, without any abatement or reduction in the Purchase Price and receive an assignment of all Seller's right to any insurance proceeds (including any rental abatement proceeds) payable by reason of such damage or destruction, together with a credit equal to the amount of any uninsured or under-insured damage. If any such non-material damage or taking occurs, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Purchaser's prior written consent.

                  12.3 Definition of "Material". For the purpose of this Section 12.1, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage to the Property shall exceed Two Hundred Thousand and no/100s Dollars ($200,000.00).

                  12.4 Notice. Seller agrees to give Purchaser notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof.

                                  ARTICLE XIII
                                  Condemnation

         13.1 Condemnation. Seller agrees to give Purchaser written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any part of the Property, promptly after Seller's receipt thereof. If, prior to the Closing Date, all or any part of the Property materially and adversely affecting the occupancy and operation of the Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, this Agreement may be terminated at the option of Purchaser by written notice to Seller given within five (5) business days after Seller gives
Purchaser the notice of such condemnation or conveyance in lieu thereof. If Purchaser elects not to terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall at Closing assign to Purchaser all rights of Seller to the condemnation award, but there shall be no reduction in the purchase price.


                                   ARTICLE XIV
                                   As Is Sale

         The Purchaser acknowledges that except as specifically set forth in this Agreement and the documents to be delivered at Closing, the Property is being sold to the Purchaser in an "AS IS CONDITION and WITH ALL FAULTS," known or unknown, visible or latent and without any representation by or liability on the part of the Seller as to the physical condition or the suitability or profitability of the Property to the Purchaser. Except as set forth in this Agreement and the documents to be delivered at Closing, no representations or warranties have been made or are made and no responsibility has been or is assumed by the Seller or by a partner, officer, person, firm, agent or representative acting or purporting to act on behalf of the Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.


                                   ARTICLE XV
                                     Default

         15.1 Purchaser's Default. If Purchaser through no action, inaction or fault of Seller fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser's obligation to consummate such transactions have been satisfied or waived by Purchaser, the Deposit shall be delivered to Seller as full and complete liquidated damages, as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

         15.2 Seller's Default. If Seller through no action, inaction or fault of Purchaser, has failed, refused, is unable to consummate or if Seller has breached a representation or warranty that prevents the consummation of the purchase and sale contemplated herein by the Closing Date, then unless such breach, failure, refusal or inability is waived in writing by Purchaser, Escrow Agent shall be required to return the Deposit to Purchaser and Purchaser may (i) avail itself of any legal or equitable rights (including, without limitation, the right of specific performance and/or money damages which Purchaser may have at law or in equity or under this Agreement), or (ii) Purchaser shall have the right, but not the obligation, to extend the Closing Date for an additional period to permit Seller to cure its default without the payment of any further deposit, provided that if Purchaser extends the Closing Date pursuant to this
Section 15.2(ii) and Seller fails to close in accordance with the requirements of this Agreement within such time, then Purchaser may exercise any of its rights and remedies provided for in Section 15.2(i); provided further, that Purchaser agrees to maintain an action for specific performance as its sole remedy rather than to avail itself of the remedy of money damages so long as (x) the default relates to matters other than fraud or the intentional or willful act of Seller and (y) the remedy of specific performance is available. Notwithstanding the foregoing, if the remedy of specific performance is not available, then in such circumstance Purchaser may pursue an action for its actual money damages not to exceed $250,000.00. Seller hereby agrees that the Property being conveyed is unique, and that the remedy of specific performance is an appropriate remedy. Purchaser shall be reimbursed for all expenses incurred, including attorneys' fees, in connection with any action brought under this Section;

                                   ARTICLE XVI
                                     Broker

         16.1 Broker. Seller shall pay a brokerage commission due HBW Group in connection with this transaction in the amount of three percent (3%) of the Purchase Price, which payment shall be made pursuant to a separate agreement. Purchaser shall pay a brokerage commission due Smithy Braedon in connection with this transaction in the amount of one percent (1%) of the Purchase Price, which payment shall be made pursuant to a separate agreement. Except as provided above, the parties hereto agree and represent to each other that no broker, agent or finder has been engaged on their behalf or otherwise involved in this transaction and each party shall indemnify, defend and hold the other harmless from and against the claims of any other broker, agent, consultant of finder claiming to have acted on behalf of such party in connection with this transaction or this Agreement. Each of HBW Group and Smithy Braedon have executed this Agreement for the purpose of consenting to the foregoing as the sole fees due for services rendered in connection with the Property and each agree to deliver a release of any claims regarding the Property at Closing.


                                  ARTICLE XVII
                                  Miscellaneous

         17.1 Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof; in the case of transmission by facsimile, effective on the date of the facsimile transmission):

                  To Seller:        Mid-Atlantic Medical Services, Inc.
                                    4 TAFT Court
                                    Rockville, Maryland 20852
                                    Attn:   Robert E. Foss
                                    Fax:    (301) 251-1597

             With a copy to:        Richard H. Tanenbaum, Esq.
                                    4550 Montgomery Avenue
                                    Suite 775 N.
                                    Bethesda, Maryland  20814
                                    Fax:    (301) 951-0427

              To Purchaser:         Berkeley Investments, Inc.
                                    101 Federal Street
                                    Boston, Massachusetts  02110
                                    Attn:   Young Park
                                    Fax:    (617) 439-4449

             With a copy to:        Bingham Dana LLP
                                    1200 19th Street, N.W.
                                    Suite 400
                                    Washington, D.C.  20036
                                    Attn:  Barry P. Rosenthal, Esq.
                                    Fax:    (202) 778-6155

         17.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         17.3 Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

         17.4 Effective Date. This Agreement shall be effective upon delivery of this Agreement fully executed by the Seller and Purchaser, which date shall be deemed the Effective Date hereof (the "Effective Date"). Either party may request that the other party promptly execute a memorandum specifying the Effective Date hereof.

         17.5 Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.

         17.6 Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

         17.7 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         17.8 Assignment. Purchaser shall have the right at Closing to assign its rights and interests to the Agreement to any subsidiary or affiliated entity, or to a third party in which Purchaser or the principals thereof assert direct control. Seller agrees that upon receipt of written notification of assignment of this Agreement or such designation, (i) Seller shall release Purchaser or any other assigning party from any liability hereunder and look solely to the assignee or designee when enforcing its rights and interests hereunder and (ii) Seller's representations and warranties hereunder shall be deemed remade as of the date of such assignment. This Agreement may not be assigned by Seller.

         17.9 Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

         17.10 Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Purchaser reserves the right to waive any of the terms or conditions of this Agreement which are for the benefit of the Purchaser and to purchase the Property in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by Purchaser.

         17.11 Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         17.12   Survival.   The   provisions   of   this   Agreement   and  the
representations and warranties herein shall survive after the conveyance of title and payment of the Purchase Price until January 31, 1999.

         17.13 Confidentiality. The parties hereto covenant and agree that they shall not communicate the terms or any other aspect of this transaction prior to the Closing with any person or entity other than the other party and their respective agents, consultants and employees, and lenders and prospective lenders (and their respective employees, agents, consultants and participants), and shall treat the terms of this Agreement as well as all due diligence materials delivered pursuant to this Agreement and the contents and results of any investigations, inspections or third party reports in a confidential manner.

         17.14 Agreement Not to Market. Seller agrees that after the expiration of the Feasibility Period and prior to settlement hereunder, Seller shall take the Property off the market and not solicit or accept any offers concerning the sale of the Property other than the transaction contemplated herein.

         17.15 Limitation of Liability. In no event shall any officer, director, partner, shareholder, agent or employee of Purchaser or Seller or its partners be personally liable for any of the obligations of Purchaser or Seller under this Agreement or otherwise.

         17.16 Waiver of Trial by Jury. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

         17.17 Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow) or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

         17.18 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to
Section 17.1 herein (the "Notice Party" or "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten (10) days after the Notice Parties' receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten days, written notice to the Escrow Agent disputing the Notifying Party's certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit.

         17.19 No Agreement Until Accepted by Purchaser. Purchaser's delivery of unexecuted copies of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Purchaser, nor in any way implies that Purchaser is under any obligation to purchase the Property.

         17.20 Termination of Offer. This Agreement constitutes an offer from Purchaser to purchase the Property from Seller. This offer shall expire and become null and void on May 22, 1998 at noon in the event that Seller has not returned a fully-executed original of this Agreement to Purchaser by such time. In addition, in the event the Seller executes and returns an original of this Agreement within the time frame set forth, the Agreement shall nevertheless become null and void on May 26, 1998 at noon in the event that Purchaser has not returned a fully-executed original of this Agreement to Seller by such time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

WITNESS:                                    SELLER:

                                                     MID-ATLANTIC MEDICAL
                                                     SERVICES, INC.,
                                                     a Delaware corporation

                                                      /S/ Robert E. Foss
_________________________           By:
                                                     Name:   Robert E. Foss
                                                     Its: Executive Vice
                                                           President

                                                     DATE:  July  10, 1998


                                   PURCHASER:
WITNESS:
                                                     BERKELEY INVESTMENTS, INC.,
                                                     a Massachusetts corporation


_________________________           By:
                                      Name:
                                      Its:

                                                     DATE:  July 10, 1998

         The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.


ESCROW AGENT:


-----------------------------------



By:      ______________________________
         Robert Brewer, Esq.

Date: July 10, 1998


         The undersigned hereby executes this Agreement for the sole purpose of acknowledging and consenting to the provisions and amounts of commissions set forth in Article XVI of this Agreement.

HBW GROUP


By:
Name:
Its:

SMITHY BRAEDON


By:
Name:
Its:

                                LIST OF EXHIBITS


EXHIBIT A             -    Legal Description

EXHIBIT B             -    Due Diligence Checklist

EXHIBIT C             -    Permitted Exceptions

EXHIBIT D             -    Tenants

EXHIBIT E             -    Environmental Reports

EXHIBIT F             -    Deed

EXHIBIT G             -    Form of Blanket Conveyance

EXHIBIT H             -    Form of Seller's Reaffirmation of Representations
                           and Warranties

                                       A-1
WAS:44761.5
                                    EXHIBIT A

                                LEGAL DESCRIPTION

         Lot numbered four (4) in Block lettered "A", in a subdivision known as "Lots 2, 3, 4, 5 and 6 in Block A, Washington National Pike Industrial Park," as per plat thereof recorded in Plat Book 86 at Plat number 9024 among the Land Records of Montgomery County, Maryland.

Also known as:  2301 Research Boulevard, Rockville, Maryland 20852

Tax I.D.:  4-201-147711

                                       B-1
WAS:44761.5
                                    EXHIBIT B

                             DUE DILIGENCE DOCUMENTS
                            TO BE DELIVERED BY SELLER

                                       C-1
WAS:44761.5
                                    EXHIBIT C

                              PERMITTED EXCEPTIONS


1. State and county taxes subsequent to the original levy for fiscal year ending June 30, 1998 and for Washington Suburban Sanitary Commission front foot benefit charges subsequent to the original levy for the calendar year ending December 30, 1997, a lien not yet due and payable.

2. Such matters as appear on that certain plat recorded among the Land Records and Plat Book 86 at Plat 9024, including but not limited to:

                  (a) minimum building restriction line established and Owner's dediction;

                  (b) easement for storm drain as shown on the plat.

3. Right of way granted to the Potomac Electric Power Company and C&P Telephone Company dated September 21, 1973 and recorded September 27, 1973 among the land records in Liber 4444 at folio 196.

4. Rights of way for telephone lines and water to the City of Rockville dated April 30, 1973 and recorded May 1, 1973 among the land records in Liber 4369 at folio 115.

5. Declaration dated April 26, 1958 and recorded April 28, 1958 in Liber 2451 at folio 382, and amended by the following:

         (a) Declaration dated August 18, 1959 and recorded April 6, 1960 in Liber 2721 at folio 327.

         (b) Declaration dated July 11, 1961 and recorded July 13, 1961 in Liber 2865 at folio 616.

         (c)      Equity Action No. 22607.

         (d)      Equity Action No. 37368.

                                       D-1
WAS:44761.5
                                    EXHIBIT D

                                     TENANTS

                                      None

                                       E-1
WAS:44761.5
                                    EXHIBIT E


                              ENVIRONMENTAL REPORTS

1.       August 1990-Hall-Kimbrell Environmental Services, Inc. - Asbestos
         Survey Report

2.       July, 1991-LawEngineering - Report of Asbestos Consulting Services

3.       October,1993- Haley&Aldrich,Inc.- PhaseI Environmental Site Assessment

4.       April, 1998 - ACM Services, Inc. - Asbestos Sampling Report

5.       April, 1998 - ACM Services, Inc. - Soil Sampling Report

                                       F-5
WAS:44761.5


                                    EXHIBIT F

PROPERTY:         2301 Research Boulevard
                           Rockville, Montgomery County,
                           Maryland 20850-3204
                           PARCEL ID NO. 04-201-001-47711

                                      DEED


         THIS  DEED,  dated  ____  day  of  June,  1998,  from  , a  corporation
("Grantor")  to  SEARCH  ROCK  LLC,  a  Delaware   limited   liability   company
("Grantee").

         The Grantor, for a consideration of Nine Million Three Hundred Forty Thousand and 00/00 Dollars ($9,340,000.00) grants, conveys and assigns to the Grantee, its successors and assigns, in fee simple, the real property located in Montgomery County, Maryland, and described as follows:

         Lot numbered four (4) in Block lettered "A" in a subdivision known as "Lots 2, 3, 4, 5 and 6 in Block A, Washington National Pike Industrial Park," as per plat thereof recorded in Plat Book 86 at Plat number 9024 among the Land Records of Montgomery County, Maryland.

         TOGETHER with all easements, licenses, covenants and other rights appurtenant to the foregoing real property and all right, title and interest of Grantor in and to any land lying in the bed of any street, road, avenue or alley open or closed, in front of, abutting or adjoining the foregoing real property and to the center line thereof and all improvements located thereon.

         The improvements thereon being known as 2301 Research Boulevard, Rockville, Maryland 20852.

         Being the same property described in the Deed dated November 17, 1993 and recorded among the Land Records of Montgomery County in Liber 12141 at folio 832.

         This Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit A attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property.

         Together with all improvements thereupon, and the rights, alleys, ways,
waters,  easements,  privileges,   appurtenances  and  advantages  belonging  or
appertaining thereto.

         To have and to hold the property hereby conveyed unto the Grantee, its successors and assigns, in fee simple, forever.

         The Grantor covenants to warrant specially the property, and to execute such further assurances of the property as may be requisite.

         AND, the undersigned hereby certifies under the penalties of perjury that the actual consideration paid or to be paid for the aforegoing conveyance, including the amount of any mortgage or deed of trust assumed by the Grantee is in the amount of $ .

         IN TESTIMONY WHEREOF, the Grantor has caused this Deed to be duly executed on its behalf by its duly authorized .

                                    GRANTOR:

WITNESS:                                                               , a



                                                     By:

State of Maryland
Montgomery County, to-wit:

         I hereby certify that on _____ day of June, 1998, before me, a notary public of the State of Maryland, personally appeared who acknowledged himself to be the of the Grantor corporation, and that he, as such , being authorized so to do, executed the foregoing Deed for the purposes therein contained by signing, in my presence, the name of the corporation by himself as President, and certified that this conveyance is not part of a transaction in which there is a sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Grantor corporation.

         Witness my hand and notarial seal.



                                                              Notary Public

         THIS IS TO CERTIFY that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.



                                                             , attorney

AFTER RECORDATION, PLEASE RETURN TO:

Judith A. Hill, Paralegal
LERCH, EARLY & BREWER, CHTD.
3 Bethesda Metro Center
Suite 280
Bethesda, Maryland 20814
301-986-1300
[File No. 63613.001/JAH]

                               CLERK'S INDEX SHEET
                    (For the purpose of proper indexing only)

Pursuant to the provisions and requirements of Section 3-501 of Subtitle 5, Real Property Article, Annotated Code of Maryland (1981 Repl. Vol.), the following additional information is declared by the parties hereto to be contained within this instrument:

TYPE OF INSTRUMENT:                         DEED

GRANTOR:                                                      , a
                                                                    corporation
                                  4 Taft Court
                         Rockville, Maryland 20850-5310

GRANTEE:                                                               , a
                                                  c/o Berkeley Investments, Inc.
                                                  101 Federal Street
                                                  Boston, Massachusetts 02110

CONSIDERATION:                      $

TAX ID NUMBER:                      04-201-00147711

PROPERTY ADDRESS:                                 2301 Research Boulevard
                                                  Rockville, Montgomery County,
                                                  Maryland 20850-3204

TITLE INSURER:                      Lawyers Title Insurance Corporation


CLERK: After recording, please see that the original of the foregoing instrument is returned to:

                                    Judith A. Hill, Paralegal
                                    Lerch, Early & Brewer, Chtd.
                                    3 Bethesda Metro Center
                                    Suite 380
                                    Bethesda, Maryland 20814

                                    EXHIBIT A

                              PERMITTED EXCEPTIONS


1. State and county taxes subsequent to the original levy for fiscal year ending June 30, 1998 and for Washington Suburban Sanitary Commission front foot benefit charges subsequent to the original levy for the calendar year ending December 30, 1997, a lien not yet due and payable.

2. Such matters as appear on that certain plat recorded among the Land Records and Plat Book 86 at Plat 9024, including but not limited to:

                  (a) minimum building restriction line established and owner's dediction;

                  (b) easement for storm drain as shown on the plat.

3. Right of way granted to the Potomac Electric Power Company and C&P Telephone Company dated September 21, 1973 and recorded September 27, 1973 among the land records in Liber 4444 at folio 196.

4. Rights of way for telephone lines and water to the City of Rockville dated April 30, 1973 and recorded May 1, 1973 among the land records in Liber 4369 at folio 115.

5. Declaration dated April 26, 1958 and recorded April 28, 1958 in Liber 2451 at folio 382, and amended b the following:

         (a) Declaration dated August 18, 1959 and recorded April 6, 1960 in Liber 2721 at folio 327.

         (b) Declaration dated July 11, 1961 and recorded July 13, 1961 in Liber 2865 at folio 616.

         (c)      Equity Action No. 22607.

         (d)      Equity Action No. 37368.

                                       G-4
WAS:44761.5
                                    EXHIBIT G

                               BLANKET CONVEYANCE

         THIS   BLANKET   CONVEYANCE   (the   "Bill   of   Sale")   is   made
as  of  the   ____________   day  of_______________________, 1998 by: (i)
                                , a                        ("Seller")    and
(ii) SEARCH ROCK LLC, a Delaware limited liability company ("Purchaser").

         KNOW ALL MEN BY THESE PRESENTS:

         Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated as of July 10,1998, as assigned to Purchaser (the "Purchase Agreement"), Seller is conveying to Purchaser all of the real property described on Exhibit A attached hereto and made a part hereof (the "Land") and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the "Improvements") located in the County of Montgomery, State of Maryland. The Land and the Improvements are hereinafter sometimes collectively referred to as the "Property".

         It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of the "Assigned Property" (hereinafter defined).

         1.       Bill of Sale and Assignment.

                  Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title, all of the following:

                  (i) any and all fixtures, equipment and other personal property and replacements thereof, which are owned by Seller and are placed in, attached to and used in connection with the management, operation, maintenance or repair of the Property (but expressly excluding all items located in the computer room which Seller agrees to remove prior to the date hereof).

                  (ii) to the extent they may be transferred under applicable law, all licenses, permits, approvals, certificates of occupancy and other approvals necessary for the current use and operation of the Property, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property, if any.

                  (iii) the TAMKO roof warranty and any other warranties of which Seller becomes aware issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

                  (iv)all transferable development rights related to the Property;

                  (v) any and all architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Land or the Improvements to the extent available to Seller, which consist of those items which Seller has provided to Purchaser pursuant to that certain letter dated May 4, 1998 (the "May 4 Letter"), a copy of which is attached hereto as Exhibit B or which subsequently become available to Seller.

         TOGETHER with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits, deposits and proceeds now due or which may become due or to which Seller may now or shall hereafter become entitled to make demand or claim, arising or issuing from or out of any of the foregoing items assigned or transferred by this Bill of Sale or from or out of the Property or any part thereof, including, but not by way of limitation, minimum rents, additional rents, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any party upon the exercise of a cancellation privilege originally provided for in any of the leases or contracts, and any rights and claims of any kind which of the Seller may have against any occupancy tenant under the leases or against any subtenants or occupants of the Property or against any Party other than Seller under the contracts; subject, however, to the rights of Seller set forth in the Purchase Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

         TO HAVE AND TO HOLD the improvements, leases, contracts, personalty, security deposits, proceeds, permits, warranties and intangible property (collectively, the "Assigned Property") unto Purchaser, its successors and assigns, forever.

         2.       Representation and Warranty.

                  Seller represents, covenants and warrants that Seller is the sole and lawful owner of all of the Assigned Property and that the Assigned Property is free and clear of all claims, liens or encumbrances whatsoever except for the Permitted Exceptions (as defined in the Purchase Agreement). Seller further represents, covenants and warrants that Seller has the full right, power and authority to execute this Bill of Sale.

         3.       No Mechanics' Liens.

         Seller hereby affirms that there are no unpaid bills or claims for labor performed or materials furnished to or for the benefit of the Property for which mechanics' liens can be filed, and that there has been no casualty loss or damage to, or pending condemnation of, any part of the Property.

         4.       Further Assurances.

         Seller agrees that Seller will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchaser shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and Assigned Property, and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned to Purchaser, and all other Property as is herein conveyed or is to be conveyed pursuant to the Purchase Agreement, or for carrying out the intention or facilitating the performance of the terms of this Bill of Sale and the Purchase Agreement or registering or recording this Bill of Sale.

         5.       Counterpart Copies.

         This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

         IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

                                     SELLER:

WITNESS:                                              , a



                                                     By: Robert E. Foss


                                                     DATE:  July 10, 1998


                                   PURCHASER:
WITNESS:
                                                            , a


                                        By:      Berkeley Investments, Inc.,
                                                 its managing member

                                                        By:
                                                        Name:
                                                        Its:


                                        DATE:  __________________, 199_

                                       H-1
WAS:44761.5/74550/95525
                                    EXHIBIT H


                 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


         __________________________________________,  referred  to  as  "Seller"
under that certain Agreement of Purchase and Sale dated July 10, 1998, as amended, hereby represents and warrants that the Seller's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated: June, 1998


WITNESS:                               SELLER:

                                       ----------------------------------,
                                       a ____________________________


________________________              By:    _Robert E. Foss__________________
                                             -----------------------------------
                                      Its:   ___Executive Vice President______